Exhibit 5.1

September 11, 2025

Faraday Future Intelligent Electric Inc.

18455 S. Figueroa Street

Gardena, CA 90248

Re:	Registration Statement on Form S-1 of Faraday Future Intelligent Electric Inc.

Ladies and Gentlemen:

We have acted as counsel to Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering for resale of up to an aggregate 19,640,429 shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), consisting of (i) up to 9,560,656 shares of Common Stock (the “March Note Shares”) issuable upon the conversion of certain unsecured convertible promissory notes (the “March Unsecured Notes”) issued in a private placement to certain institutional investors pursuant to a Securities Purchase Agreement, dated as of March 21, 2025 (the “March SPA”); (ii) up to 1,770,492 shares of Common Stock (the “March Incremental Notes Shares” and, together with the March Note Shares, the “March Shares”) issuable upon conversion of certain additional unsecured convertible promissory notes (the “March Incremental Notes”), which were issued to certain institutional investors upon the exercise of certain incremental note purchase warrants (the “March Incremental Warrants”); (iii) up to 3,608,772 shares of Common Stock (the “Additional May 2023 Unsecured SPA Shares”) issuable upon conversion of a senior unsecured convertible promissory note (the “Additional May 2023 Unsecured Note”) issued to an institutional investor in connection with that certain securities purchase agreement by and between the Company and certain institutional investors party thereto, dated May 8, 2023, as amended from time to time (the “Unsecured SPA”); (iv) up to 4,310,345 shares of Common Stock (the “December Incremental Note Shares”) issuable upon the conversion of certain unsecured convertible promissory notes (the “December Incremental Notes”) issued upon exercise of certain incremental warrants issued in a private placement to certain institutional investors pursuant to a Securities Purchase Agreement, dated as of December 21, 2024 (the “December SPA”) and (v) up to 390,164 shares of Common Stock (the “PA Warrant Shares”) issuable upon exercise of certain placement agent warrants (the “PA Warrants”) issued to Univest Securities, LLC (the “Placement Agent”) pursuant to that certain placement agency agreement (the “PAA” and collectively with the March SPA, the March Unsecured Notes, the March Incremental Warrants, the March Incremental Notes, the Additional May 2023 Unsecured Note, the Unsecured SPA, the December Incremental Notes, the December SPA and the PA Warrants, the “Financing Documents”), dated as of March 21, 2025 by and between the Company and the Placement Agent; in each case, for the account of the persons listed as selling securityholders identified in the Registration Statement (the “Selling Stockholders”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

Faraday Future Intelligent Electric Inc. September 11, 2025 Page 2

In our capacity as corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement (including the prospectus contained therein);

2.	Third Amended and Restated Certificate of Incorporation of the Company, as amended;

3.	Amended and Restated Bylaws of the Company;

4.	the Financing Documents; and

5.	certain Unanimous Written Consents of the Board of Directors of the Company and resolutions of the Board of Directors of the Company authorizing the transactions relating to the Financing Documents.

In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). In addition, we have assumed and not verified the accuracy as to the factual matters of each document we have reviewed and the accuracy of, and each applicable party’s full compliance with, any representations and warranties contained therein. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company. Accordingly, we are relying upon (without any independent investigation thereof) the truth and accuracy of the statements, covenants, representations and warranties set forth in the documents we have reviewed.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The March Shares, the Additional May 2023 Unsecured SPA Shares, and the December Incremental Note Shares issuable upon the conversion of the March Unsecured Notes, the March Incremental Notes, the December Incremental Notes and the Additional May 2023 Unsecured Notes, as applicable, have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor upon conversion of the March Unsecured Notes, the March Incremental Notes, the December Incremental Notes and the Additional May 2023 Unsecured Note, as applicable, in accordance with the terms therein, will be validly issued, fully paid and non-assessable.

2.	The PA Warrant Shares issuable upon the exercise of the PA Warrants have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor upon exercise of the PA Warrants in accordance with the terms therein, will be validly issued, fully paid and non-assessable.

Faraday Future Intelligent Electric Inc. September 11, 2025 Page 3

Our opinion is limited to applicable statutory provisions of the Delaware General Corporation Law (the “DGCL”) and the reported judicial decisions interpreting those laws, and federal laws of the United States of America to the extent referred to specifically herein. We are generally familiar with the DGCL as currently in effect and the judicial decisions thereunder and have made such inquiries and review of matters of fact and law as we determined necessary to render the opinions contained herein. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Securities Act, or any other federal or state laws or regulations.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ PRYOR CASHMAN LLP